UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39536	84-3199512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Pegasus Park Drive, Suite 1430 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

(214) 612-0000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TSHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The information contained in the section titled “Cash Position” under Item 8.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.02 by reference.

The information contained in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing and except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Offering Commencement

On October 25, 2022, Taysha Gene Therapies, Inc. (the “Company”) issued a press release announcing the commencement of an offering of its common stock, par value $0.00001 per share (the “Offering”). A copy of this press release is filed as Exhibit 99.1 to this Current Report Form 8-K and is incorporated herein by reference.

On October 25, 2022, in connection with the Offering, the Company filed a preliminary prospectus supplement to the base prospectus included in the Company’s shelf registration statement on Form S-3 (No. 333-260069), filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2021 and declared effective by the SEC on October 14, 2021. The preliminary prospectus supplement describes certain elements of the Company’s estimated cash and cash equivalents, as set forth below.

Cash Position

As of September 30, 2022, the Company had estimated cash and cash equivalents of approximately $34.3 million, which does not include the $50.0 million in gross proceeds from the securities purchase agreement, dated October 21, 2022 by and between the Company and Audentes Therapeutics, Inc. (d/b/a Astellas Gene Therapy) (“Astellas”) and the option agreement, dated October 21, 2022 by and between the Company and Astellas.

However, this estimate is preliminary and subject to the completion of the Company’s unaudited financial statements as of and for the three and nine months ended September 30, 2022. The actual amount that the Company reports will be subject to the completion of its financial closing procedures and any final adjustments that may be made prior to the time its financial results for the quarter ended September 30, 2022, are finalized and filed with the SEC. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to its cash and cash equivalents and, accordingly, does not express an opinion or any other form of assurance on it. This estimate should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and is not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not draw any conclusions based on the foregoing estimate and should not place undue reliance on this preliminary estimate. The Company assumes no duty to update this preliminary estimate except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated October 25, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

Forward-Looking Statement

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the Company’s anticipated public offering, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms, if at all, and the Company’s preliminary financial results. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding the Company’s business are described in detail in its SEC filings, including in the Company’s Annual Report on Form 10-K for the full-year ended December 31, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, both of which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taysha Gene Therapies, Inc.

	By:	/s/ Kamran Alam
Date: October 25, 2022		Kamran Alam
Chief Financial Officer